EXHIBIT 10-22

AMENDMENT NO. 1

to

PP FOSSIL SECURITY AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of June 30, 2007 (the “Amendment Effective Date”), to the Security Agreement, dated as of October 24, 2005 (the “Security Agreement”), is entered into by and between FIRSTENERGY GENERATION CORP., an Ohio corporation (“Debtor”), and PENNSYLVANIA POWER COMPANY, a Pennsylvania corporation (“Secured Party” or “Seller”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

W I T N E S S E T H :

WHEREAS, Debtor and Secured Party entered into the Security Agreement and Debtor issued its related PP Fossil Note, dated October 24, 2005 (the “Note”), to Secured Party in the initial principal amount of $124,467,071.91 all in connection with Debtor’s purchase of Secured Party’s undivided ownership interests in certain generating assets (the “Assets”) pursuant to a purchase option under that certain Master Facility Lease, dated January 1, 2001 (the “Master Lease”), among the Debtor, the Secured Party, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company;

WHEREAS, in connection with the cumulative reduction in the outstanding principal amount of the Note of $121,733,175.91 to $2,733,896.00 through the date hereof as a result of Debtor’s prepayments from time to time of the Note in accordance with the terms thereof, Debtor has requested amendments to certain terms of the Security Agreement to reflect the release from the lien (the “Lien”) of the Security Agreement of a comparable portion of the Assets, and Secured Party has agreed to such amendments in as much as the aggregate purchase price paid by the Debtor for those Assets being released from the Lien, as reflected in the applicable purchase prices contained in the Master Lease is equal to or less than the aggregate reduction in the outstanding principal amount of the Note;

WHEREAS, the aggregate purchase price paid by Debtor under the Master Lease for the ownership interests of Secured Party in Units Nos. 1, 2 and 3 of the Bruce Mansfield Generating Station, located in the Borough of Shippingport, Pennsylvania (the “Mansfield Plant”), was $83,486,205.00; and

WHEREAS, such amendments shall be of benefit to Debtor.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment and Release.

(a) Effective upon and after the Amendment Effective Date, Section 1 (“Collateral”) of the Security Agreement shall be amended and restated to read in its entirety as follows:

“2. Collateral. The collateral covered by this Agreement (“Collateral”) shall consist of the following:

a.	Seller’s 20.8% undivided ownership interest in Unit No. 7 of the W. H. Sammis Generating Station, Village of Stratton, Ohio;
b.	Seller’s 14.00% undivided ownership interest in the 48 MW Edgewater Peaking Facility, Lorain, Ohio;
c.	Seller’s 14.40% undivided ownership interest in the 60 MW Mad River Peaking Facility, Springfield, Ohio;
d.	Seller’s 14.40% undivided ownership interest in the R. E. Burger Plant Diesel Generators, Meade Township, Ohio;
e.	Seller’s 14.40% undivided ownership interest in the W. H. Sammis Plant Diesel Generators, Village of Stratton, Ohio; and
f.

all of Seller’s right, title and interest in and to any and all contracts, fuel, spare parts, inventories, equipment, supplies and other assets associated with or necessary for the ownership or operation of the foregoing.”

(b) Effective upon and from and after the Amendment Effective Date, Secured Party hereby releases, terminates and discharges, without recourse and without any representation or warranty of any kind, express or implied, all security interests and liens of any nature whatsoever in its favor in or on the 33.5%, 9.36% and 6.28% undivided ownership interests in Units Nos. 1, 2 and 3, respectively, of the Mansfield Plant purchased from Secured Party and now owned by Debtor, together with all of Secured Party’s right, title and interest in and to any and all contracts, fuel, spare parts, inventories, equipment, supplies and other assets associated with or necessary for the ownership or operation of the foregoing (the “Released Collateral”). Nothing contained herein shall be deemed a release or termination by Secured Party of any security interests in and liens on any assets of Debtor other than the Released Collateral, all of which shall continue in full force and effect. Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the obligations or indebtedness of Debtor or any other person or entity to Secured Party, or any duties, obligations or responsibilities of Debtor or any other person or entity to Secured Party.

(c) Promptly after the Amendment Effective Date, Secured Party shall file with the office of the Secretary of State of the State of Ohio a UCC-3 financing statement amendment in the form attached as Annex A hereto evidencing the termination of Secured Party’s security interest in the Released Collateral.

2. Effectiveness. This Amendment shall become effective on the Amendment Effective Date.

3. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

4. Ratification. The Security Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

5. Governing Law. This Amendment shall be governed by the substantive laws of the State of Ohio, without giving effect to any conflict of laws principles.

6. Reference to Security Agreement. From and after the Amendment Effective Date, each reference in the Security Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Security Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Security Agreement as modified and amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

DEBTOR:
FIRSTENERGY GENERATION CORP.
By:	/s/ Randy Scilla
Name:	Randy Scilla
Title:	Assistant Treasurer

SECURED PARTY:
PENNSYLVANIA POWER COMPANY
By:	/s/ Randy Scilla
Name:	Randy Scilla
Title:	Assistant Treasurer

Signature Page to Amendment No. 1 PP Fossil Security Agreement